Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of OFA Group for the period ended June 30, 2026 I, Ernest Yeung, Chief Financial Officer of OFA Group, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of OFA Group for the period ended June 30, 2026, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of OFA Group for the period ended June 30, 2026, fairly presents, in all material respects, the financial condition and results of operations of OFA Group

/s/ Ernest Yeung
Ernest Yeung
Principal Financial Officer

Date: August 14, 2026

A signed original of the certification required by Section 906 has been provided to OFA Group and will be retained by OFA Group and furnished to the Securities and Exchange Commission or its staff upon request.